NEWS RELEASE
1801 E. St. Andrew Place, Santa Ana, CA  92705                                                                                     FOR IMMEDIATE RELEASE
(714) 466-1100 Fax (714) 466-5800                                                                   Company Contact:                                Kevin Michaels
            (714) 466-1608

POWERWAVE TECHNOLOGIES
ANNOUNCES CHANGE OF ACCOUNTING
FOR SPECIFIED CONVERTIBLE DEBT

•	Non-cash convertible debt discount related to change in accounting for an outstanding convertible subordinated note

SANTA ANA, Calif., March 1, 2010 – Powerwave Technologies, Inc. (Nasdaq:PWAV), a global supplier of end-to-end wireless solutions for wireless communications networks, today announced that it plans to reissue certain of its previously issued financial statements to revise the accounting treatment of its 1.875% convertible subordinated notes due 2024.

The financial statement restatement is in respect to the accounting treatment specified in FASB Staff Position (FSP) Accounting Principles Board Opinions (APB) 14-1, Accounting for Convertible Debt Instruments that May be Settled in Cash upon Conversion (Including Partial Cash Settlement) (FSP APB 14-1), accounting guidance now codified as FASB Accounting Standards Codification (ASC) Topic 470-20.  This FSP impacts the accounting for the Company’s 1.875% convertible subordinated notes due 2024 by requiring the Company to account separately for the liability and equity components of this convertible debt.  The Company’s 3.875% convertible subordinated notes due 2027 do not have a cash conversion feature and therefore are not subject to FASB ASC Topic 470-20.  FASB ASC Topic 470-20 was effective beginning for fiscal year 2009 and should have been applied beginning in the first quarter of 2009.  Therefore, at this time the Company expects to amend and reissue its financial statements in its amended and restated Annual Report on Form 10-K for the fiscal year ended January 3, 2010 and in its amended and restated quarterly reports on Form 10-Q for the quarterly periods ended March 29, 2009, June 28, 2009 and September 27, 2009 to reflect the adoption of this accounting standard.  The Company is currently working to prepare the appropriate amended filings with the Securities and Exchange Commission.

Pursuant to FASB ASC Topic 470-20, if a convertible debt instrument may be settled in cash or some combination of cash and stock upon conversion of the debt, then the Company is required to account separately for the liability and equity components of such convertible debt.  The liability component is measured at its estimated fair value such that the effective interest expense associated with the convertible debt reflects the issuer’s borrowing rate at the date of issuance for similar debt instruments without the conversion feature.  The difference between the cash proceeds associated with the convertible debt and this estimated fair value is recorded as a debt discount and amortized to interest expense over the life of the convertible debt using the effective interest rate method.  Upon application of this guidance, there is no change to diluted earnings per share other than the effects of increased interest expense and a reduction in the gain on repurchase of debt that is re-allocated to the equity component.  There are no cash impacts as this increased amortization is not payable in cash and is not deductible for tax purposes.  There are no changes to the prior reported pro forma results as this convertible debt discount amortization would be excluded from pro forma results.  FASB ASC Topic 470-20 requires retrospective application to the terms of instruments for all periods presented.

Summary of Change in Accounting on Fiscal Year 2009

The following is a brief summary of the reconciliations between amounts reported in previous filings to the amounts revised to reflect retroactive adjustments for the fiscal year ended January 3, 2010.  These amounts are preliminary and subject to audit.

Balance Sheet Summary:

	January 3, 2010
	(Unaudited – in thousands)
	As reported	Adjustments	As amended
Assets
Other assets	$5,987	$(333)	$5,654
Total assets	390,185	(333)	389,852

Liabilities and Shareholders' Equity (Deficit):
Long-term debt	280,887	(11,904)	268,983
Common stock	769,825	55,529	825,354
Accumulated deficit	(791,306)	(43,958)	(835,264)
Total shareholders' equity (deficit)	(10,959)	11,571	612
Total liabilities and shareholders' equity (deficit)	390,185	(333)	389,852

Statement of Operations Summary:
	Fiscal Year Ended January 3, 2010
	(Unaudited – in thousands. except per share data)
	As reported	Adjustments		As amended

Operating loss	$(1,877)	$		$(1,877)
Other income (expense), net	8,381		(8,892)	(511)
Income tax provision	3,282			3,282
Net income (loss)	3,222		(8,892)	(5,670)
Basic earnings (loss) per share	0.02			(0.04)
Diluted earnings (loss) per share	0.02			(0.04)
Basic shares outstanding	131,803			131,803
Diluted shares outstanding	134,006			131,803

FASB ASC Topic 470-20 requires the Company to calculate the carrying value of the liability component by estimating the fair value of a similar liability that does not have an associated conversion feature.  The annual interest rate utilized by the Company was estimated to be 7.05% and was applied to the notes and coupon interest using a present value technique to arrive at the fair value of the liability component.  The difference between the cash proceeds associated with the convertible debt and this estimated fair value of the liability component is recorded as an equity component.  As of January 3, 2010, the principal amount of the Company’s 1.875% convertible subordinated notes due 2024 was $130.9 million and the unamortized discount was $11.9 million, resulting in a net carrying amount of the liability component of $119.0 million.  As shown in the above table, for the fiscal year ended January 3, 2010, the total amount of additional debt discount amortization included in the amended results is $8.9 million, which represents approximately 6 cents per share.

The remaining unamortized debt discount will be amortized over the period to November 15, 2011, which is the first put date of the notes.

Additional information, including quarterly summaries of the impact of FASB Topic ASC 470-20 for the fiscal year ended January 3, 2010, is included in the Form 8-K filed today with the Securities and Exchange Commission, and will be included in the amended and restated Form 10-K which will be filed with the Commission.

Company Background

Powerwave Technologies, Inc., is a global supplier of end-to-end wireless solutions for wireless communications networks.  Powerwave designs, manufactures and markets a comprehensive suite of wireless solutions, including antennas, base station products and advanced coverage solutions, utilized in all major wireless network protocols and frequencies, including Next Generation Networks in 4G technology, such as LTE and WiMAX.  Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705.  For more information on Powerwave’s advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE  (797-9283) or visit our web site at www.powerwave.com.  Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The foregoing statements regarding the statement of operations and balance sheet impact of the application of FASB ASC 470-20 to the 1.875% Notes are forward-looking statements and are preliminary in nature and subject to audit by our independent accounting firm.  These statements reflect the Company’s current beliefs and are based on information currently available to the Company as of the date of this Press Release.  There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company’s Annual Report on Form 10-K for the year ended January 3, 2010 and in the Company’s Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.